UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 25, 2008

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2008, SemGroup Energy Partners G.P., L.L.C. (the “General Partner”), the general partner of SemGroup Energy Partners, L.P. (the “Partnership”), executed Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P. (the “Partnership Agreement Amendment”) and Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of SemGroup Energy Partners G.P., L.L.C. (the “LLC Agreement Amendment”, and together with the Partnership Agreement Amendment, the “Amendments”). The Partnership Agreement Amendment provides that the Partnership’s subordinated units will be securities governed by Article 8 of the Delaware Uniform Commercial Code. In addition, the Partnership Agreement Amendment requires the General Partner to make certain allocations in respect of the Partnership’s common units acquired by it upon conversion of the subordinated units in order to ensure economic uniformity of such common units with all other common units issued by the Partnership. The LLC Agreement Amendment allows membership interests in the General Partner to be certificated and provides that such membership interests will be securities governed by Article 8 of the Delaware Uniform Commercial Code. The Amendments are not expected to materially affect the Partnership’s common unitholders. Copies of the Amendments are filed as exhibits to this Current Report and are incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION
3.1	—	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P., dated June 25, 2008.
3.2	—	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of SemGroup Energy Partners G.P., L.L.C., dated June 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner

Date: June 30, 2008	By:	/s/ Kevin L. Foxx
Kevin L. Foxx
Chief Executive Officer and President

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
3.1	—	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P., dated June 25, 2008.
3.2	—	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of SemGroup Energy Partners G.P., L.L.C., dated June 25, 2008.